SLM Private Credit Student Loan Trust 2004-B Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 3/1/05-5/31/05

I.     Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$1,241,471,580.22	$(7,870,387.59)	$1,233,601,192.63
	ii	Interest to be Capitalized	60,153,923.21		70,038,817.21

	iii	Total Pool	$1,301,625,503.43		$1,303,640,009.84

	iv	Cash Capitalization Account (Cii)	232,575,519.00		151,514,995.94

	v	Asset Balance	$1,534,201,022.43		$1,455,155,005.78

	i	Weighted Average Coupon (WAC)	6.450%		6.730%
	ii	Weighted Average Remaining Term	197.70		195.29
	iii	Number of Loans	119,291		118,464
	iv	Number of Borrowers	107,392		106,701
	v	Prime Loans Outstanding	$1,246,366,052.50		$1,249,864,836.05
	vi	T-bill Loans Outstanding	$54,568,388.76		$53,280,884.13
	vii	Fixed Loans Outstanding	$691,062.17		$494,289.66

						% of		% of
	Notes		Cusips	Spread	Balance 3/15/05	O/S Securities**	Balance 6/15/05	O/S Securities**
B	i	A-1 Notes	78443CBL7	0.050%	$627,901,480.54	41.847%	$552,278,006.59	38.760%
	ii	A-2 Notes	78443CBM5	0.200%	378,000,000.00	25.192%	378,000,000.00	26.529%
	iii	A-3 Notes	78443CBN3	0.330%	277,150,000.00	18.471%	277,150,000.00	19.451%
	iv	A-4 Notes	78443CBP8	0.430%	100,000,000.00	6.665%	100,000,000.00	7.018%
	v	B Notes	78443CBQ6	0.470%	49,242,000.00	3.282%	49,242,000.00	3.456%
	vi	C Notes	78443CBR4	0.870%	68,182,000.00	4.544%	68,182,000.00	4.785%

	vii	Total Notes			$1,500,475,480.54	100.000%	$1,424,852,006.59	100.000%

			3/15/2005	6/15/2005
C	i	Specified Reserve Account Balance ($)	$3,206,436.00	$3,206,436.00
	ii	Reserve Account Balance ($)	$3,206,436.00	$3,206,436.00
	iii	Cash Capitalization Acct Balance ($)	$232,575,519.00	$151,514,995.94

	iv	Initial Asset Balance	$1,515,149,959.36	$1,515,149,959.36
	v	Specified Overcollateralization Amount	$30,302,999.19	$30,302,999.19
	vi	Actual Overcollateralization Amount	$33,725,541.89	$30,302,999.19

	vii	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and June 15, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2004-B Transactions from: 3/1/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$12,106,323.62
	ii	Purchases by Servicer (Delinquencies >180)	936,276.89
	iii	Other Servicer Reimbursements	256.85
	iv	Other Principal Reimbursements	153,409.73

	v	Total Principal Collections	$13,196,267.09

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(5,052,659.72)
	iii	Capitalized Insurance Fee	(271,905.00)
	iv	Other Adjustments	(1,314.78)

	v	Total Non-Cash Principal Activity	$(5,325,879.50)

C	Total Student Loan Principal Activity		$7,870,387.59

D	Student Loan Interest Activity
	i	Interest Payments Received	$5,331,723.99
	ii	Purchases by Servicer (Delinquencies >180)	39,226.82
	iii	Other Servicer Reimbursements	0.09
	iv	Other Interest Reimbursements	17,943.31
	v	Late Fees	69,440.74
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$5,458,334.95

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	5,052,659.72
	iii	Other Interest Adjustments	383.56

	iv	Total Non-Cash Interest Adjustments	$5,053,043.28

F	Total Student Loan Interest Activity		$10,511,378.23

III. 2004-B Collection Account Activity 3/1/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$11,509,388.08
	ii	Consolidation Principal Payments	596,935.54
	iii	Purchases by Servicer (Delinquencies >180)	936,276.89
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	256.85
	vi	Other Re-purchased Principal	153,409.73

	vii	Total Principal Collections	$13,196,267.09

B	Interest Collections
	i	Interest Payments Received	$5,321,412.28
	ii	Consolidation Interest Payments	10,311.71
	iii	Purchases by Servicer (Delinquencies >180)	39,226.82
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.09
	vi	Other Re-purchased Interest	17,943.31
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	69,440.74

	ix	Total Interest Collections	$5,458,334.95

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$1,667,504.22

G	Borrower Incentive Reimbursements		$42,318.78

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$9,587,324.65

J	Other Deposits		$110,063.59

	TOTAL FUNDS RECEIVED		$30,061,813.28
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,446,890.68)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$28,614,922.60

K	Amount Released from Cash Capitalizaton Account		$81,060,523.06

L	AVAILABLE FUNDS		$109,675,445.66

M	Servicing Fees Due for Current Period		$720,820.05

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$740,820.05

IV. 2004-B Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	2/28/2005	5/31/2005

		September 15, 2004 to June 15, 2009	15%	$192,386,166.05	$192,386,166.05
		September 15, 2009 to June 15, 2012	18%
		September 16, 2012 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$1,896,034.96	$2,832,311.85
	iii	Cumulative Interest Purchases by Servicer		70,623.08	109,849.90
	iv	Total Gross Defaults:		$1,966,658.04	$2,942,161.75

V. 2004-B Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School	6.377%	6.656%	70,300	56,868	58.932%	48.004%	$742,657,381.36	$587,271,412.42	59.821%	47.606%

Grace	6.813%	6.669%	11,625	22,067	9.745%	18.628%	114,552,117.41	237,447,390.53	9.227%	19.248%

Deferment	6.260%	6.679%	3,972	3,984	3.330%	3.363%	34,919,333.63	35,999,475.07	2.813%	2.918%

TOTAL INTERIM	6.428%	6.660%	85,897	82,919	72.006%	69.995%	$892,128,832.40	$860,718,278.02	71.861%	69.773%
REPAYMENT
Active
Current	6.344%	6.703%	27,795	30,619	23.300%	25.847%	$288,275,720.77	$317,225,839.80	23.220%	25.715%
31-60 Days Delinquent	7.425%	8.551%	1,050	767	0.880%	0.647%	9,786,249.09	7,206,424.74	0.788%	0.584%
61-90 Days Delinquent	7.622%	8.982%	791	274	0.663%	0.231%	7,699,617.12	2,094,446.23	0.620%	0.170%
91-120 Days Delinquent	8.507%	8.642%	224	335	0.188%	0.283%	1,895,166.11	2,917,306.39	0.153%	0.236%
121-150 Days Delinquent	8.887%	8.348%	116	185	0.097%	0.156%	955,620.95	1,717,672.46	0.077%	0.139%
151-180 Days Delinquent	8.780%	8.086%	13	26	0.011%	0.022%	189,157.00	192,231.39	0.015%	0.016%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	7.046%	7.742%	3,405	3,339	2.854%	2.819%	40,541,216.78	41,528,993.60	3.266%	3.366%

TOTAL REPAYMENT	6.504%	6.891%	33,394	35,545	27.994%	30.005%	$349,342,747.82	$372,882,914.61	28.139%	30.227%

GRAND TOTAL	6.450%	6.730%	119,291	118,464	100.000%	100.000%	$1,241,471,580.22	$1,233,601,192.63	100.000%	100.000%

* Percentages may not total 100% due to rounding

VI. 2004-B Portfolio Characteristics by Loan Program

LOAN PROGRAM	WAC	# Loans	$ Amount	%

- Signature Loans	6.802%	100,107	$990,894,235.78	80.325%
- Law Loans	7.393%	6,924	91,533,885.98	7.420%
- Med Loans	5.882%	7,598	70,311,983.56	5.700%
- MBA Loans	5.749%	3,835	80,861,087.31	6.555%

- Total	6.730%	118,464	$1,233,601,192.63	100.000%

*Percentages may not total 100% due to rounding

VII. 2004-B Interest Rate Swap and Cap Calculations

A	Swap Payments				Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$1,246,366,052.50
	Counterparty Pays:
	ii	3 Month LIBOR			3.01000%
	iii	Gross Swap Receipt Due Trust			$9,587,324.65
	iv	Days in Period	3/15/2005	6/15/2005	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6430%		2.85700%
	vi	Gross Swap Payment Due Counterparty			$8,975,338.05
	vii	Days in Period	3/15/2005	6/15/2005	92

B	Cap Payments				Cap Calculation
	i	Notional Swap Amount			$975,000,000.00
	Counterparty Pays:
	ii	3 Month LIBOR (interpolated for first accrual period)			3.01000%
	iii	Cap Rate			4.00000%

	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	3/15/2005	6/15/2005	92
	vi	Cap Payment due Trust			$0.00

VIII. 2004-B Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.007820000	3/15/05 - 6/15/05	3.06000%

B	Class A-2 Interest Rate	0.008203333	3/15/05 - 6/15/05	3.21000%

C	Class A-3 Interest Rate	0.008535556	3/15/05 - 6/15/05	3.34000%

D	Class A-4 Interest Rate	0.008791111	3/15/05 - 6/15/05	3.44000%

E	Class B Interest Rate	0.008893333	3/15/05 - 6/15/05	3.48000%

F	Class C Interest Rate	0.009915556	3/15/05 - 6/15/05	3.88000%

IX. 2004-B Inputs From Prior Period 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance		$1,241,471,580.22
	ii Interest To Be Capitalized		60,153,923.21

	iii Total Pool		$1,301,625,503.43
	iv Cash Capitalization Account (CI)		232,575,519.00

	v Asset Balance		$1,534,201,022.43

B	Total Note and Certificate Factor		0.995291429
C	Total Note Balance		$1,500,475,480.54

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i Current Factor	0.988821200	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii Expected Note Balance	$627,901,480.54	$378,000,000.00	$277,150,000.00	$100,000,000.00	$49,242,000.00	$68,182,000.00

	iii Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

X. 2004-B Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	3/15/05	$1,383,051,481	$1,432,293,481	$1,500,475,481
Asset Balance	2/28/05	$1,534,201,022	$1,534,201,022	$1,534,201,022

Pool Balance	5/31/05	$1,303,640,010	$1,303,640,010	$1,303,640,010
Amounts on Deposit*	6/15/05	321,279,017	320,841,091	320,165,029
Total		$1,624,919,026	$1,624,481,101	$1,623,805,039

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$151,149,541.89
Specified Class A Enhancement		$218,273,250.87	The greater of 15.0% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$101,907,541.89
Specified Class B Enhancement		$147,334,444.33	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$33,725,541.89
Specified Class C Enhancement		$43,654,650.17	The greater of 3.0% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI. 2004-B Cash Capitalization Account Triggers

		Cash Capitalization Account Balance as of Collection End Date	5/31/2005	$232,575,519.00
		Less: Excess of Trust fees & Note interest due over Available Funds	6/15/2005	$0.00

		Cash Capitalization Account Balance (CI)*		$232,575,519.00

A	i	10.00% of initial Asset Balance		$151,514,995.94
	ii	Excess, CI over 10.00% of initial Asset Balance		$81,060,523.06
	iii	Release A(ii) excess to Collection Account?**	6/15/2005	RELEASE

B	i	5.50% of initial Asset Balance		$83,333,247.76
	ii	Excess, CI over 5.50% of initial Asset Balance		$149,242,271.24
	iii	Release B(ii) excess to Collection Account?**	6/15/2005	DO NOT RELEASE

C	i	3.50% of initial Asset Balance		$53,030,248.58
	ii	Excess, CI over 3.50% of initial Asset Balance		$179,545,270.42
	iii	Release C(ii) excess to Collection Account?**	6/15/2005	DO NOT RELEASE

D	i	1.50% of initial Asset Balance		$22,727,249.39
	ii	Excess, CI over 1.50% of initial Asset Balance		$209,848,269.61
	iii	Release D(ii) excess to Collection Account?**	6/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R)*	6/15/2005	$81,060,523.06

	*as defined under “Asset Balance” on page S-69 of the prospectus supplement
	**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-48 of the prospectus supplement

XII. 2004-B Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	3/15/2005	$1,383,051,480.54
	iii	Asset Balance	5/31/2005	$1,455,155,005.78

	iv	First Priority Principal Distribution Amount	6/15/2005	$—
				—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	3/15/2005	$1,432,293,480.54
	vii	Asset Balance	5/31/2005	$1,455,155,005.78
	viii	First Priority Principal Distribution Amount	6/15/2005	$—

	ix	Second Priority Principal Distribution Amount	6/15/2005	$—
				—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	3/15/2005	$1,500,475,480.54
	xii	Asset Balance	5/31/2005	$1,455,155,005.78
	xiii	First Priority Principal Distribution Amount	6/15/2005	$—
	xiv	Second Priority Principal Distribution Amount	6/15/2005	$—

	xv	Third Priority Principal Distribution Amount	6/15/2005	$45,320,474.76
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	3/15/2005	$1,500,475,480.54
	ii	Asset Balance	5/31/2005	$1,455,155,005.78
	iii	Specified Overcollateralization Amount	6/15/2005	$30,302,999.19
	iv	First Priority Principal Distribution Amount	6/15/2005	$—
	v	Second Priority Principal Distribution Amount	6/15/2005	$—
	vi	Third Priority Principal Distribution Amount	6/15/2005	$45,320,474.76
	vii	Regular Principal Distribution Amount		$30,302,999.19

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class A Notes Outstanding	3/15/2005	$1,383,051,480.54
	iii	Asset Balance	5/31/2005	$1,455,155,005.78
	iv	85% of Asset Balance	5/31/2005	$1,236,881,754.91
	v	Specified Overcollateralization Amount	6/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii – iv)		$1,236,881,754.91
	vii	Class A Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$75,623,473.95
	viii	Class A Noteholders’ Principal Distribution Amt – After the Stepdown Date		$—
	ix	Actual Principal Distribution Amount paid *		$75,623,473.95
	x	Shortfall *		$—

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class B Notes Outstanding	3/15/2005	$49,242,000.00
	iii	Asset Balance	5/31/2005	$1,455,155,005.78
	iv	89.875% of Asset Balance	5/31/2005	$1,307,820,561.44
	v	Specified Overcollateralization Amount	6/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii – iv)		$1,307,820,561.44
	vii	Class B Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt – After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class C Notes Outstanding	3/15/2005	$68,182,000.00
	iii	Asset Balance	5/31/2005	$1,455,155,005.78
	iv	97% of Asset Balance	5/31/2005	$1,411,500,355.60
	v	Specified Overcollateralization Amount	6/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii – iv)		$1,411,500,355.60
	vii	Class C Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt – After the Stepdown Date		$—

* Revised 6/17/05

XIII. 2004-B Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-L )		$109,675,445.66	$109,675,445.66

B	Primary Servicing Fees-Current Month plus any Unpaid		$720,820.05	$108,954,625.61

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$108,934,625.61

D	Gross Swap Payment due		$8,975,338.05	$99,959,287.56

E	i	Class A-1 Noteholders' Interest Distribution Amount due 6/15/2005	$4,910,189.58	$95,049,097.98
	ii	Class A-2 Noteholders' Interest Distribution Amount due 6/15/2005	$3,100,860.00	$91,948,237.98
	iii	Class A-3 Noteholders' Interest Distribution Amount due 6/15/2005	$2,365,629.22	$89,582,608.76
	iv	Class A-4 Noteholders' Interest Distribution Amount due 6/15/2005	$879,111.11	$88,703,497.65
	v	Swap Termination Fees due 6/15/2005	$0.00	$88,703,497.65

F	First Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$88,703,497.65

G	Class B Noteholders’ Interest Distribuition Amount due 6/15/2005		$437,925.52	$88,265,572.13

H	Second Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$88,265,572.13

I	Class C Noteholders’ Interest Distribuition Amount		$676,062.41	$87,589,509.72

J	Third Priority Principal Distribution Amount - Principal Distribution Account		$45,320,474.76	$42,269,034.96

K	Increase to the Specified Reserve Account Balance		$0.00	$42,269,034.96

L	Regular Principal Distribution Amount - Principal Distribution Account		$30,302,999.19	$11,966,035.77

M	Carryover Servicing Fees		$0.00	$11,966,035.77

N	Swap Termination Payments		$0.00	$11,966,035.77

O	Additional Principal Distribution Amount - Principal Distribution Account		$0.00	$11,966,035.77

P	Remaining Funds to the Certificateholders		$11,966,035.77	$0.00

XIV. 2004-B Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$75,623,473.95	$75,623,473.95

B	i	Class A-1 Principal Distribution Amount Paid	$75,623,473.95	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Principal Distribution Amount Paid		$0.00	$0.00

F	Remaining Class B Principal Distribution Amount Paid		$0.00	$0.00

G	i	Remaining Class A-1 Principal Distribution Amount Paid	$0.00	$0.00
	ii	Remaining Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Remaining Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Remaining Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

XV. 2004-B Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$4,910,189.58	$3,100,860.00	$2,365,629.22	$879,111.11	$437,925.52	$676,062.41
	ii	Quarterly Interest Paid			4,910,189.58	3,100,860.00	2,365,629.22	879,111.11	437,925.52	676,062.41

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$75,623,473.95	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			75,623,473.95	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$80,533,663.53	$3,100,860.00	$2,365,629.22	$879,111.11	$437,925.52	$676,062.41

B	Note Balances			3/15/2005	Paydown Factors	6/15/2005
	i	A-1 Note Balance	78443CBL7	$627,901,480.54		$552,278,006.59
		A-1 Note Pool Factor		0.988821200	0.119092100	0.869729100

	ii	A-2 Note Balance	78443CBM5	$378,000,000.00		$378,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBN3	$277,150,000.00		$277,150,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78443CBP8	$100,000,000.00		$100,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78443CBQ6	$49,242,000.00		$49,242,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CBR4	$68,182,000.00		$68,182,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2004-B Historical Pool Information

			3/1/05-5/31/05	12/1/04-2/28/05	9/1/04-11/30/04	5/06/04-8/31/04

Beginning Student Loan Portfolio Balance			$1,241,471,580.22	$1,245,886,616.13	$1,244,282,058.96	$1,250,170,429.90

	Student Loan Principal Activity
	i	Principal Payments Received	$12,106,323.62	$10,248,774.54	$7,273,578.91	$9,982,999.67
	ii	Purchases by Servicer (Delinquencies >180)	936,276.89	1,013,867.85	733,921.72	148,245.39
	iii	Other Servicer Reimbursements	256.85	1.70	0.00	9,228.46
	iv	Seller Reimbursements	153,409.73	195,305.53	1,645,061.18	176,715.71

	v	Total Principal Collections	$13,196,267.09	$11,457,949.62	$9,652,561.81	$10,317,189.23
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(5,052,659.72)	(6,109,189.44)	(9,181,831.42)	(3,909,610.89)
	iii	Capitalized Insurance Fee	($271,905.00)	($949,758.33)	($2,062,229.47)	($537,371.26)
	iv	Other Adjustments	(1,314.78)	16,034.06	(13,058.09)	18,163.86

	v	Total Non-Cash Principal Activity	$(5,325,879.50)	$(7,042,913.71)	$(11,257,118.98)	$(4,428,818.29)

(-)	Total Student Loan Principal Activity		$7,870,387.59	$4,415,035.91	$(1,604,557.17)	$5,888,370.94

	Student Loan Interest Activity
	i	Interest Payments Received	$5,331,723.99	$4,194,898.87	$2,389,629.61	$2,509,588.16
	ii	Repurchases by Servicer (Delinquencies >180)	39,226.82	41,027.84	28,047.35	1,547.89
	iii	Other Servicer Reimbursements	0.09	0.00	0.00	339.85
	iv	Seller Reimbursements	17,943.31	9,110.47	77,662.30	9,454.56
	v	Late Fees	69,440.74	50,610.92	22,541.61	17,448.43
	vi	Collection Fees	—	—	—	—

	viii	Total Interest Collections	5,458,334.95	4,295,648.10	2,517,880.87	2,538,378.89

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	5,052,659.72	6,109,189.44	9,181,831.42	3,909,610.89
	iii	Other Interest Adjustments	383.56	4,835.56	27,972.34	40,795.34

	iv	Total Non-Cash Interest Adjustments	$5,053,043.28	$6,114,025.00	$9,209,803.76	$3,950,406.23

	v	Total Student Loan Interest Activity	$10,511,378.23	$10,409,673.10	$11,727,684.63	$6,488,785.12

(=)	Ending Student Loan Portfolio Balance		$1,233,601,192.63	$1,241,471,580.22	$1,245,886,616.13	$1,244,282,058.96
(+)	Interest to be Capitalized		$70,038,817.21	$60,153,923.21	$52,164,813.32	$47,353,017.57

(=)	TOTAL POOL		$1,303,640,009.84	$1,301,625,503.43	$1,298,051,429.45	$1,291,635,076.53

(+)	Cash Capitalization Account Balance (CI)		$151,514,995.94	$232,575,519.00	$232,575,519.00	$232,575,519.00

(=)	Asset Balance		$1,455,155,005.78	$1,534,201,022.43	$1,530,626,948.45	$1,524,210,595.53

XVII. 2004-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Sep-04	$1,291,635,077	2.24%
Dec-04	$1,298,051,429	2.32%
Mar-05	$1,301,625,503	2.09%
Jun-05	$1,303,640,010	1.98%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.